UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/09/2008

UNIVERSAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50284

Delaware	80-0025175
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

30 Skyline Drive
Lake Mary, FL 32746
(Address of principal executive offices, including zip code)

(800) 975-2076
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Amortizing Convertible Debenture and Warrant Financing

On June 9, 2008, Universal Energy Corp. (the "Company"), consummated the offer and sale of an aggregate of $2,000,000 principal amount of its unsecured convertible 8% debentures and associated warrants (the "May Financing"), dated as of May 31, 2008, between the Company and the purchasers of the debentures and warrants (collectively, the "Purchasers"). The Company received aggregate proceeds of $770,000 reflecting a 20% original issue discount to the Purchasers. The Securities Purchase Agreement, although dated as of May 31, 2008 contemplated a simultaneous signing and closing which occurred on June 9, 2008.

In connection with the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Purchasers, which requires the Company to file a registration statement with the Securities and Exchange Commission within 45 days after May 31, 2008 registering on behalf of the Purchasers the resale of all or such maximum portion of the shares of common stock issuable upon conversion of the debentures and the exercise of the warrants, as permitted pursuant to Securities and Exchange Commission guidance regarding offerings made on a continuous basis pursuant to Securities and Exchange Commission Rule 415.

The debentures will be due and payable on April 30, 2010. The debentures bear interest at a rate of 8 percent per annum.

At any time from the closing date until the maturity date of the debentures, the Purchasers have the right to convert the debentures, in whole or in part, into common stock of the Company at a price equal to the lower of $0.25, or 80 percent of the average of the three lowest closing bid prices over the twenty trading days immediately preceding conversion.. The conversion price may be adjusted downward under circumstances set forth in the debentures. If so adjusted, the aggregate number of shares issuable, upon conversion in full, will increase.

The Purchasers also received "I" warrants to purchase 3,351,471 additional shares of common stock at a price of $0.25 per share exercisable for five (5) years.

The Securities Purchase Agreement, debentures and warrants contain covenants that will limit the ability of the Company to, among other things: incur or guarantee additional indebtedness; incur or create liens; amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of the debentures; and repay or repurchase more than a de minimis number of shares of common stock other than as permitted in the debentures and other documents executed with the Purchasers. The debentures include customary default provisions and an event of default includes, among other things, a change of control of the Company, the sale of all or substantially all of the Company's assets, the failure to have registration statements declared effective on or before the deadlines set forth in the Registration Rights Agreement, or the lapse of the effectiveness of registration statements for more than 20 consecutive trading days or 30 non-consecutive days during any 12-month period (with certain exceptions) which results in such indebtedness being accelerated. Upon the occurrence of an event of default, each debenture may become immediately due and payable, either automatically or by declaration of the holder of such debenture. The aggregate amount payable upon an acceleration by reason of an event of default shall be equal to the greater of 125% of the principal amount of the debentures to be prepaid or the principal amount of the debentures to be prepaid, divided by the conversion price on the date specified in the debenture, multiplied by the closing price on the date set forth in the debenture.

In connection with this transaction, each Purchaser has contractually agreed to restrict its ability to convert the debentures, exercise the warrants and additional investment rights and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99 percent of the number of shares of the Company's common stock outstanding immediately after giving effect to such conversion or exercise.

Certain officers of the Company have entered into a limited standstill agreement that restricts their right on the disposition of any shares of common stock of the Company from the date of the Securities Purchase Agreement until the Debentures issued there under are no longer outstanding.

The following placement agent was compensation for the securities sold in this transaction: Empire Financial Holdings, Inc. ("Empire"). In connection with the May Financing, the Company paid Empire $44,450 and issued it warrants, with the same terms as the "I" warrants issued to the Purchasers in the May Financing, to purchase up to 254,000 shares of the Company's common stock.

The representations and warranties set forth in the Securities Purchase Agreement is the result of negotiations between the parties to such agreement and are solely for the benefit of such parties. These representations and warranties speak only as of the date of the agreement, are prepared in the context of the transaction contemplated by the agreement, and are intended in part to allocate risk between the parties. Therefore, such representations and warranties are not necessarily true, complete and accurate statements of fact about the matters addressed therein. As a result, prospective investors are cautioned to read such representations and warranties in light of this context.

As of May 29, 2008, the Company had 29,897,678 shares of common stock issued and outstanding.

Consent and Amendment Agreement

To satisfy a condition to the closing of the transactions contemplated by the Securities Purchase Agreement, holders of the September 2007 and November 2007 Debentures (the "Existing Debenture Holders") holding 100% of the outstanding principal amount of the Existing Debentures and 100 percent of the Holders of warrants issued to the Existing Debenture Holders (the "Existing Warrants") have executed and delivered to the Company an Amendment and Waiver Agreement in the form attached hereto as Exhibits 10.5 and 10.6 (the "Consent and Amendment"), under which, among other things, the Existing Debenture Holders agree to consent to the transactions contemplated by the Securities Purchase Agreement and waive certain covenants and provisions under the Existing Debentures which would have blocked the proposed issuance of the May Financing.

In addition, the Consent and Amendment amended the Existing Debentures to provide that the conversion price shall be adjusted to equal the lesser of (i) $0.25 (subject to resets and adjustments pursuant to the terms of this Debenture and subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any Subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events) (the "Fixed Conversion Price") or (ii) 80% of the average of the three (3) lowest Closing Bid Prices of the Common Stock over the twenty (20) Trading Day period ending on the Trading Day immediately preceding the applicable Conversion Date.

The Consent and Amendment also removes certain provisions and defaults from the Existing Debentures. They include (i)changing the references to the "Closing Date" in Section 10 (c) of the September 2007 Debentures with respect to the filing of any registration statements required to be filed by the Company to the date of this Agreement; and (ii)deleting Sections 6(c) and (d) of and Schedule 6(c) to the September 2007 Debentures and by deleting therefore references to "Milestones", "Milestones Adjustment Price", "Milestones Adjustment Notice", "Milestone Date", "Milestone Period", "Milestone Failure", "Milestone Events".

The Existing Warrants were also amended as follows: (i) the Exercise Price (as defined in, and in accordance with the terms of, the September 2007 Warrants) is reduced to $0.25 per share each subject to reset and adjustments pursuant to the terms of this Warrant and subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any Subsidiary of the Company, combinations, recapitalization, reclassification, extraordinary distributions and similar events; and (ii)Sections 5(g) and 5(h) are deleted in their entirety, and any references in the September 2007 Warrants to "Milestone Failure" and any other "milestones" references are deleted.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) The information included under Item 1.01 with respect to the issuance of the Debentures and Warrants is incorporated under this Item 2.03.

Item 3.02.    Unregistered Sales of Equity Securities

(a) The information included under Item 1.01 with respect to the issuance of the Secured Debentures and Warrants is incorporated under this Item 3.02.

The Company sold the Secured Debentures and the Warrants in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the "Securities Act"), based upon the following: (i) each of the Investors provided information to the Company confirming that such Investor is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and that such Investor has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and risks of the investment in the securities; (ii) all Investors were solicited through direct contact and no means of general solicitation was employed in connection with the offering; (iii) the Investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer or sell such securities only in a transaction registered under the Securities Act, exempt from registration under the Securities Act, or to an "affiliate" (as defined in Rule 144 promulgated under the Securities Act) of the Investor who is an accredited investor, and (iv) legends were placed on each of the Warrants and Secured Debentures setting forth the restrictions on transfer applicable to such securities.

Item 3.03.    Material Modifications to Rights of Security Holders

(a) The information included under Item 1.01 with respect to the issuance of the Debentures and Warrants is incorporated under this Item 3.03.

Item 9.01.    Financial Statements and Exhibits

The following exhibit is filed as part of this current report.

Exhibit 10.1       Form of Securities Purchase Agreement

Exhibit 10.2       Form of Convertible Debenture

Exhibit 10.3       Form of Registration Rights Agreement

Exhibit 10.4       Form of "I" Warrant to Purchase Common Stock

Exhibit 10.5       Form of Consent and Amendment Agreement (September 2007 Debentures)

Exhibit 10.6       Form of Consent and Amendment Agreement (November 2007 Debentures)

Exhibit 10.7       Form of Amended Registration Rights Agreement (September 2007 Debentures)

Exhibit 10.8       Form of Amended Registration Rights Agreement (November 2007 Debentures)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL ENERGY CORP.

Date: June 10, 2008	By:	/s/ Dyron M. Watford
Dyron M. Watford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of Securities Purchase Agreement
EX-10.2	Form of Convertible Debenture
EX-10.3	Form of Registration Rights Agreement
EX-10.4	Form of I Warrant to Purchase Common Stock
EX-10.5	Form of Consent and Amendment Agreement (September 2007 Debentures)
EX-10.6	Form of Consent and Amendment Agreement (November 2007 Debentures)
EX-10.7	Form of Amended Registration Rights Agreement (September 2007 Debentures)
EX-10.8	Form of Amended Registration Rights Agreement (November 2007 Debentures)